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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                                                              JURISDICTION OF
SUBSIDIARY                                                     INCORPORATION
----------                                                    ---------------
Danapak Riverwood Multipack A/S.............................         Denmark
Fiskeby Board AB............................................          Sweden
Fiskeby Board A/S...........................................         Denmark
Fiskeby Board Ltd. .........................................  United Kingdom
Fiskeby Holding AB..........................................          Sweden
Igaras Argentina S.A........................................       Argentina
New Materials Limited.......................................  United Kingdom
Rengo Riverwood Packaging, Ltd..............................           Japan
RIC Holding, Inc. ..........................................        Delaware
Riverwood Cartons Pty. Ltd..................................       Australia
Riverwood do Brasil Ltda....................................          Brazil
Riverwood Espana, S.A.......................................           Spain
Riverwood International Asia Pacific Limited................       Hong Kong
Riverwood International Asia Pte Ltd........................       Singapore
Riverwood International Australia Pty. Ltd..................       Australia
Riverwood International B.V. ...............................     Netherlands
Riverwood International Corporation.........................        Delaware
Riverwood International Corporation Philanthropic Fund......        Delaware
Riverwood International (Cyprus) Limited....................          Cyprus
Riverwood International Enterprises, Inc....................        Delaware
Riverwood International (Europe) S.A........................         Belgium
Riverwood International France S.A..........................          France
Riverwood International Japan, Ltd..........................           Japan
Riverwood International Limited.............................  United Kingdom
Riverwood International Machinery, Inc......................        Delaware
Riverwood International Mexicana, S. de R.L. de C.V. .......          Mexico
Riverwood International Pension Trustee Company Ltd.........  United Kingdom
Riverwood International, S.A................................          France
Riverwood International S.p.A...............................           Italy
Riverwood Mehrstruckverpackung G.m.b.H......................         Germany
Slevin South Company........................................        Arkansas
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